UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2006

The Cooper Companies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 460-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On January 17, 2006, the audit committee of the board of directors of The Cooper Companies, Inc. (the “Company”), in consultation with management, concluded that previously issued financial statements contained in the Company’s quarterly reports on Form 10-Q for the periods ended January 31, 2005, April 30, 2005 and July 31, 2005 should not be relied upon because of errors in those financial statements.

As previously reported in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2005, the Company made an error in its initial allocation of purchase price to customer relationships and manufacturing technology acquired in the purchase of Ocular Sciences, Inc. The Company had originally ascribed $30 million to intangible assets other than goodwill, but subsequently determined that it should have allocated $130 million to intangible assets other than goodwill, specifically $70 million to customer relationships and $60 million to manufacturing technology. This correction resulted in the recognition of additional amortization expense which impacted operating income in the amount of $0.7 million, $2.2 million, and $2.2 million in the first, second and third fiscal quarters, respectively. In addition, an adjustment to reduce cost of sales was recorded for $2.2 million related to certain inventory handling costs which should have been capitalized in the third fiscal quarter. These amounts have been reflected as cost of sales in the fourth fiscal quarter. Also, the Company corrected several items, which were immaterial individually and in the aggregate, which impacted net income in the amounts of $223,000, $10,000 and $178,000 in the first, second and third fiscal quarters, respectively. These corrections are set forth in Note 14, Selected Quarterly Financial Data (Unaudited), to the Company’s financial statements for the fiscal year ended October 31, 2005 included in its annual report on Form 10-K, in which the Company reported a material weakness in its internal control over financial reporting identified in connection with the error in the purchase price allocation. The Company’s audit committee has discussed with management and the Company’s independent registered public accounting firm the matters disclosed in this Item 4.02(a).

As a result of the restatement of these amounts, the Company expects to amend as soon as practicable its quarterly reports on Form 10-Q for the periods ended January 31, 2005, April 30, 2005 and July 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.
(Registrant)
Date January 23, 2006

/s/ Rodney E. Folden
(Signature)
	Name:	Rodney E. Folden
	Title:	Corporate Controller (Principal Accounting Officer)